Exhibit 99.1

Ault Disruptive Technologies Announces Offer of Reverse Redemptions in Connection with Vote to Extend Period to Consummate its Initial Business Combination

Las Vegas, NV – (Business Newswire – June 16, 2023) – Ault Disruptive Technologies Corporation, a special purpose acquisition company (the “Company”), today announced that it will allow those holders of shares of the Company's common stock originally sold as part of the units issued in its initial public offering that elected by 5:00 p.m. Eastern Time on June 14, 2023 to redeem their common stock (“Redeeming Stockholders”) in connection with the special meeting of stockholders held yesterday at 12:00 Eastern time (the “Special Meeting”), to reverse their redemption requests by sending a DTC DWAC (Deposit/Withdrawal At Custodian) request to the Company's transfer agent, Continental Stock & Transfer Company by 5:00 p.m. Eastern Time today, Friday, June 16, 2023.

The Company proposed yesterday at the Special Meeting, to amend the Company's amended and restated certificate of incorporation to (i) extend the date by which the Company must complete a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination involving the Company and one or more businesses (a “Business Combination”) from June 20, 2023 to September 20, 2023 (the “Termination Date”) and to allow the Company, without another stockholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis up to five times by an additional one month each time after September 20, 2023, upon the request by Ault Disruptive Technologies Company, LLC (the “Sponsor”), and approval by the Company’s board of directors until February 20, 2024 or a total of up to eight months, unless the closing of a Business Combination shall have occurred prior thereto and (ii) delete (a) the limitation that the Company shall not consummate a Business Combination if it would cause the Company’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (or any successor rule)) to be less than $5,000,0001 following such redemptions and (b) the limitation that the Company shall not redeem public shares that would cause the Company’s net tangible assets to be less than $5,000,001 following such redemptions (collectively, the “Proposals”). The Proposals were approved.

In connection with the Special Meeting, the Company received requests to redeem 11,353,225 shares from its public stockholders. The per-share pro rata portion of the trust account on June 14, 2023 was approximately $10.61. There are 3,021,775 non-redeemed shares remaining at the time of this press release, of which 2,875,000 are held by the Sponsor.

About Ault Disruptive Technologies Corporation

Ault Disruptive Technologies Corporation, a Delaware corporation, is a blank check company incorporated in February 2021 whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination.

While we may pursue an initial business combination opportunity in any business, industry, sector or geographical location, we intend to focus on opportunities to acquire companies with innovative and emerging technologies, products or services that have the potential to transform major industries and radically impact society. We intend to acquire a target business or businesses with disruptive technologies that our management team believes can achieve mainstream adoption and create opportunities for long-term appreciation in value.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements." Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's annual report on Form 10-K filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Redemption Contact

Continental Stock & Transfer Company SPAC Redemption Team

spacredemptions@continentalstock.com

Ault Disruptive Technologies Corporation

ir@aultdisruptive.com